Exhibit 5.1

Hunter Taubman Fischer LLC
1450 Broadway, 26th Floor
New York, NY 10018
 (917) 512-0827 Fax: (212) 202-6380
E-mail: ltaubman@htflaw.com
June 18, 2015

One Horizon Group, Inc.
1-017 Tierney Building,
University of Limerick,
 Limerick, Ireland.

Ladies and Gentlemen:

We have acted as counsel to One Horizon Group, Inc. a Delaware company (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), of this Registration Statement on Form S-3 (the “Registration Statement”). The Registration Statement relates to issuance and sale from time to time, pursuant to Rule 415 under the Securities Act, of up to $15,000,000 aggregate gross proceeds of the following securities :(i) shares of common stock of the Company, par value $0.001 per share (the “Common Stock”), (ii) warrants (the “Warrants”) to purchase the Common Stock of the Company; (iii) the Common Stock that may be issued upon exercise of the Warrants, (iv) units (the “Units”) consisting of Common Stock, Warrants or any combination of the foregoing, and (v) such indeterminate amount of the Offered Securities (as defined below) as may be issued in exchange for or upon conversion of , as the case may be, the Offered Securities. The Common Stock, the Warrants, and the Units are hereinafter referred to collectively as the “Offered Securities.”

The Offered Securities will be sold or delivered from time to time as set forth in the Registration Statement, any amendment hereto, the prospectus included in the Registration Statement (the “Prospectus”) and supplements to the Prospectus (the “Prospectus Supplements”).

The Warrants will be issued pursuant to Warrant Agreements to be entered into by the Company (each, a “Warrant Agreement”), the form of which will be filed as an exhibit to the Registration Statement when the Warrants are issued.

 In so acting, we have examined and relied upon the originals or copies, certified or otherwise identified to our satisfaction, of such Company records, documents, certificates and other instruments as in our judgment are necessary or appropriate to enable us to render the opinions expressed below. In our examination, we have assumed that legal capacity of all natural persons, the genuineness of all signatures, the authenticity of the originals of the documents submitted to us, the conformity to the authentic original of any documents submitted to us as copies, the authenticity of the originals of such latter documents and the Registration Statement and any amendments hereto (including all necessary post-effective amendments) will have become effective and comply with all applicable laws. We also assumed that a definitive purchase, underwriting or similar agreement with respect to any Offered Securities will have been duly authorized, validly executed and delivered by the Company and the other parties hereto. In making our examination of executed documents and documents to be executed, we have assumed that the parties hereto have or will have the corporate or other power to enter into and perform all obligations thereunder, and have also assumed the due authorization by all requisite corporate or limited liability company or other action and the due execution and delivery by such parties of such documents. As to any facts material to the opinions expressed herein which were not independently established or verified by us, we have relied upon oral or written statements and representation in the Certificate.

Based upon the foregoing and subject to the qualifications and limitations set forth herein, we are of the opinion that:

1.
With respect to the Common Stock being registered under the Registration Statement, when (i) the Board of Directors of the Company has taken all necessary corporate action to approve the issuance and terms of the Common Stock, the terms of the offering thereof and related matters, (ii) the Registration Statement, as finally amended or supplemented (including all necessary post-effective amendments), has become effective under the Securities Act and (iii) the Common Stock as been delivered by the Company upon purchase thereof and payment in full therefor as contemplated by the Prospectus contained in the Registration Statement and any Prospectus Supplement relating to the Common Stock, the Common Stock will be validly issued, fully paid and non-assessable.

2.
With respect to the Warrants, when (i) the Board of Directors of the Company has taken all necessary corporate action to approve the issuance and terms of the Warrants and Common Stock to be issued upon exercise of the Warrants, the terms of the offering thereof and related matters; (ii) the Registration Statement, as finally amended or supplemented (including all necessary post-effective amendments), has become effective under the Securities Act,  (iii) the Warrant Agreement relating to the Warrants in a form to be included as an exhibit to the Registration Statement has been executed and delivered and (iv) the Warrants have been dully executed, countersigned and delivered in the applicable form by the Company upon the purchase thereof and payment in full as contemplated by the Prospectus contained in the Registration Statement and any Prospectus Supplements relating to the Warrants, the Warrants will be validly issued, fully paid and non-assessable.

3.
With respect to the Units, when (i) the Board of Directors of the Company has taken all necessary corporate action to approve the issuance and terms of the Units,  the terms of the offering thereof and related matters; (ii) the Registration Statement, as finally amended or supplemented (including all necessary post-effective amendments), has become effective under the Securities Act,  (iii) the agreement relating to the Units in a form to be included as an exhibit to the Registration Statement has been executed and delivered and (iv) the Units have been dully executed, countersigned and delivered in the applicable form by the Company upon the purchase thereof and payment in full as contemplated by the Prospectus contained in the Registration Statement and any Prospectus Supplements relating to the Units, the Warrants comprising part of the Units will constitute valid and legally binding obligations of the Company, any Common Stock comprising part of the Units will be validly issued,   fully paid and non-assessable and by reason of the Offered Securities comprising the Units being valid and legally binding obligations of the Company and/or validly issued, fully paid and nonassessable, the Units themselves will constitute valid and legally binding obligations of the Company.

The opinions expressed above are limited by and subject to the following qualifications:

(a)	WE express no opinion other than as to the federal laws of the United States of America and the state of Delaware;

(b)
In rendering the opinions expressed herein, we have assumed that no action that has been taken by the Company in connection with the matters described or referred to herein will be modified, rescinded or withdrawn after the date hereof. WE have also assumed that (i) the effectiveness of the Registration Statement, and any amendments thereto (including post-effective amendments) shall not have been terminated or rescinded, (ii) a Prospectus  Supplement will have been prepared and filed with the Commission describing the Securities offered thereby, (iii) all Securities will have been issued and sold in compliance with applicable United States federal and state securities laws, (iv) a definitive underwriting or similar agreement with respect to any Offered Securities will have been duly authorized and validly executed and delivered by the Company and the other parties thereto and (v) at the time of the issuance of Offered Securities (A) the Company validly exists and is duly qualified and in good standing under the laws of its respective jurisdiction of incorporation or organization, (B) the Company has the necessary corporate power and due authorization, and (C ) the organizational or charter documents of the Company are in full force and effect and have not been amended, restated, supplemented or otherwise altered, and there has been no authorization of any such amendment, restatement, supplement or other alternation, since the date hereof.

(c)
The opinions expressed above are subject to the qualification that the validity and binding effect of the Offered Securities may be limited or offered by (i) bankruptcy , insolvency, fraudulent conveyance, fraudulent transfer, reorganization, receivership, moratorium or similar laws affecting the rights and remedies of creditors generally and (ii) general principles of equity exercisable in the discretion of a court (including without limitation obligations and standards of good faith, fair dealing, materiality and reasonableness and defenses relating to unconscionably or to impracticability or impossibility of performance).

(d)	In rendering the opinions above we have assumed that the necessary number of shares are authorized and available for issuance pursuant to the Company’s Articles of Incorporation.

(e)
This opinion letter is limited to the matters expressly stated herein, and no opinions may be inferred or implied beyond the maters expressly stated herein. The opinions expressed herein are rendered and speak only as of the date hereof and we specifically disclaim any responsiblity to update such opinion subsequent to the date hereof or to advise you of subsequent developments affection such opinions.

We consent to the use of this letter as an Exhibit to the Registration Statement and to the use of our name under the heading “Interest of Named Experts and Counsel” included in the Prospectus forming a part of the Registration Statement.  In giving the foregoing consent, we do not hereby admit that we are in the category of persons whose consent is required pursuant to Section 7 and Section 17 of the Securities Act of 1933, or the rules and regulations of the Commission.

Sincerely,

Hunter Taubman Fishcer LLC

By: /s/ Louis E. Taubman
Louis E. Taubman, Partner